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Exhibit 10.21

LOAN AND SECURITY AGREEMENT NO. HLR9034

        This Loan and Security Agreement (this "Loan Agreement"), made as of February 24, 2005 by and between HELLER FINANCIAL LEASING, INC., a GE company ("Lender"), a Delaware corporation with its principal place of business at 500 West Monroe, Chicago, Illinois 60661 and A123 Systems, Inc. ("Borrower"), a Delaware corporation, with its principal place of business at One Kingsbury Avenue, Watertown, MA 02472.

        In consideration of the promises set forth herein, Lender and Borrower agree upon the following terms and conditions:

1.    General Definitions

        The following words, terms and /or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof giving effect to the numerical difference:

        A.    "Account" means any "account," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts, rights to payment, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower (including under any trade name, style or division thereof), whether or not arising out of goods or software sold or services rendered by Borrower or from any other transaction (including any such obligation that may be characterized as an account or contract right under the UCC), and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        B.    "Borrower's Liabilities" shall mean all obligations and liabilities of Borrower to Lender (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, under this Loan Agreement and/or promissory note issued pursuant hereto or the "Other Agreements" (hereinafter defined).

        C.    "Cash" means all cash, money, currency, and liquid funds, wherever held, in which Borrower now or hereafter acquires any right, title, or interest.

        D.    "Charges" shall mean all national, federal, state, county, city, municipal and/or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral (hereinafter defined), Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

        E.    "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        F.     "Collateral" shall have the meaning ascribed in Section 5.1 hereof.

        G.    "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        H.    "Copyrights" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, of any State thereof, or of any other country; (iii) all continuations, renewals or extensions thereof; and (iv) all registrations to be issued under any pending applications.

        I.     "Deposit Accounts" means any "deposit accounts," as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        J.     "Documents" means any "documents," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        K.    "Equipment" shall be as defined in the UCC, including but not limited to computers and peripherals, networking equipment, switching and backbone equipment, servers and routers and other hardware including disk drives and laser printers, office furniture, fixtures and office equipment, test and other equipment, and software, and all accessions, additions, attachments, accessories and improvements thereof and all replacements and/or substitutions therefore and all proceeds and products thereof.

        L.    "Financials" shall mean those financial statements described in Section 7.2 hereof.

        M.   "Fixtures" means any "fixtures," as such term is defined in the UCC, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        N.    "General Intangibles" means any "general intangibles," as such term is defined in the UCC, and, in any event, shall include all right, title and interest which Borrower may now or hereafter have in or under any rights to payment; payment intangibles; software; proprietary or confidential information; business records and materials; customer lists; interests in partnerships, joint ventures, business associations, corporations, and limited liability companies; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        O.    "Goods" means any "goods," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        P.     "Instruments" means any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        Q.    "Intellectual Property" means all Copyrights; Trademarks; Patents; Licenses; source codes developed by Borrower; intellectual property rights in computer software and computer software products; trade secrets; inventions (whether or not patented or patentable); technical information, procedures, processes, designs and design rights, and any and all mask works or similar rights available for the protection of semiconductor chips, knowledge and know how; data bases; models; drawings; skill, expertise, and experience; websites, domain names, and URL's; and applications therefor and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing; together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

        R.    "Inventory" means any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include all Goods and personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower's account, including all property covered by purchase orders and contracts with suppliers and all Goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

        S.     "Investment Property" means all "investment property," as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills or notes, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        T.     "Letter of Credit Rights" means any "letter of credit rights," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit

        U.    "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        V.     "Other Agreements" shall mean all agreements, instruments and documents, including, without limitation, any guaranties, letters of credit, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, warrants, account pledge agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf and/or for the benefit of Borrower and delivered to Lender, provided, however, that no warrants or other equity financing documents shall be "Other Agreements.".

        W.    "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

        X.    "Patents" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

        Y.    "Permitted Liens" means: liens, claims, encumbrances, or similar rights that (a) are existing as of the date hereof and set forth on Schedule I hereto or arising under this Loan Agreement and the Other Agreements; (b) are for taxes, fees, assessments, or other government charges or levies or other Charges, and which are either not based on delinquent obligations or being contested in good faith and for which the Borrower maintains adequate reserves on its books; (c) are based on leases or subleases or non-exclusive licenses or sublicenses granted in the ordinary course of business, however excluding any and all leases or subleases for Collateral granted by Borrower to Lender as set forth in Section 5.1 hereto; (d) are incurred in the extension, renewal, or refinancing of items (a) through (c) above; and (e) are carriers', warehousemans', mechanics', materialmens', repairmans', or similar liens arising in the ordinary course of business, and which are either not based on delinquent obligations or are being contested in good faith and for which the Borrower maintains adequate reserves on its books.

        Z.    "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

        AA. "Proceeds" means "proceeds," as such term is defined in the UCC.

        BB.  "Receivables" means (i) all of Borrower's Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists and business records related thereto.

        CC. "Supporting Obligations" means any "supporting obligations," as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        DD. "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        EE. "Trademarks" means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, and designs of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

        FF.   "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interest granted hereunder in any Collateral (as hereinafter defined) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in other jurisdiction(s), then "UCC" means the Uniform Commercial Code as in effect on or after the date hereof in such other jurisdiction(s) for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, or priority or availability of such remedy.

2.    The Loan

        2.1    Equipment Loan.    Lender shall loan to Borrower, in its sole but reasonable discretion and pursuant to the terms and conditions hereof, those amount(s) listed on one or more Funding Requests submitted to Lender in such form and substance acceptable to the Lender, setting forth a request for funding and attaching thereto a "Schedule A" describing in detail that portion of the Borrower's goods and Equipment against which an advance is to be made hereunder. In no event shall the aggregate amount of the advances made hereunder exceed FOUR MILLION Dollars ($4,000,000.00). This is not a revolving line of credit and Borrower may not repay and re-borrow the amounts advanced or to be advanced hereunder. Advances under this Equipment Loan (the "Loan") will be available through

February 28, 2005, provided that the Conditions Precedent have been satisfied in accordance with Section 2.5 of this Loan Agreement.

        2.2    Evidence and Nature of the Loan.    Each advance to be made by Lender to Borrower pursuant to this Loan Agreement will be evidenced by one or more promissory notes or other instruments issued or made by Borrower to Lender to be executed and delivered by Borrower to Lender before or concurrently with Lender's disbursement of said advance(s) to or for the account of Borrower. All of Borrower's Liabilities under this Loan Agreement shall constitute one Loan secured by Lender's security interest in the Collateral and by all other security interests, liens, claims and encumbrances now and/or from time to time hereafter granted by Borrower to Lender, whether hereunder or under the Other Agreements.

        2.3    Use of Proceeds.    Borrower warrants and represents to Lender that Borrower shall use the proceeds of the Loan made by Lender to Borrower pursuant to this Loan Agreement and any advances made pursuant to the Other Agreements solely for legal and proper corporate purposes (duly authorized by its Board of Directors) and consistent with all applicable laws and statutes. A portion of the proceeds of the Loan shall be used to repay in full Borrower's obligations to Comerica as identified by Borrower to Lender.

        2.4    Direction to Remit.    Borrower hereby authorizes and directs Lender to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of the Loan made by Lender to Borrower pursuant to this Loan Agreement to such Person or Persons as an officer or director of Borrower shall direct, whether in writing or orally.

        2.5    Conditions Precedent.    The following conditions precedent must be met before any advance is made hereunder: (a) Payment of all fees required under the Loan Agreement or Other Agreements; (b) Receipt by Lender of satisfactory release documents from any and all conflicting secured creditors, and (c) Receipt by Lender of appropriate filings and other means of first perfected security position on the Collateral, including but not limited to specific assignments of any intellectual property and licenses used in connection with Equipment and Collateral consisting of instruments or evidenced by titles; (d) Receipt by Lender of adequate proof of free and clear ownership of the Equipment, including but not limited to paid in full invoices and cancelled checks or other means of payment for said invoices; (e) Execution by Borrower and acceptable financial institution(s) of any required account pledge agreements for the benefit of Lender; (f) No material adverse change in financial condition, management and/or business prospects of the Borrower; and (g) Such other conditions precedent that Lender may reasonably impose upon Borrower from time to time.

3.    Interest and Repayment

        3.1    Interest.    The Loan made pursuant to this Agreement shall bear interest payable monthly, calculated on a 360 day year comprised of twelve (12) thirty day months at a per annum rate equal to the Loan Interest Rate specified in the related note. If the note(s) so provide, the interest thereunder may be precomputed for the period ending when payments thereunder are due and on the assumption that all payments will be made on their respective due dates. Payments due under any note and not made by their scheduled due date due for a period in excess of five (5) days after their due date shall be overdue and shall be subject to a service charge in an amount equal to two percent (2%) of the delinquent amount, but not more than the maximum rate permitted by law, whichever is less.

        3.2    Repayment.    Borrower's Liabilities under this Loan Agreement are absolute and unconditional and shall be evidenced by notes or other instruments issued and/or made by Borrower to Lender specifically containing provisions respecting the repayment of principal, interest, and any other amounts therein specified. Any and all costs, fees and expenses payable pursuant to this Loan Agreement or any of the Other Agreements shall be payable by Borrower to Lender or to such other person or persons designated by Lender, within the earlier of (i) five days of the specified due dates,

(ii) five days of demand if no due date is specified, or (iii) on demand if an Event of Default has occurred. All payments to Lender shall be payable at Lender's principal place of business specified at the beginning of this Loan Agreement or at such other place or places as Lender may designate in writing to Borrower. All payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrower.

        3.3    Application of Payments.    Provided that an "Event of Default" (hereinafter defined) does not exist, the application of payments received by Lender pursuant to this Agreement shall be applied first to any and all late charges, fees and expenses then due and payable; second to interest then due and payable hereunder; third to the principal of the Loan; and finally the remainder of the payments received shall be applied against any other Borrower Liabilities then due and payable with any excess amounts (if any) to be repaid to Borrower. From and after an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all such payments to any portion of Borrower's Liabilities, including to any of Borrower's Liabilities arising under any of the Other Agreements. Solely for the purpose of computing interest earned by Lender, payments received by Lender shall be applied as aforesaid on the business day received by Lender. Checks or other items of payment received after 2:00 p.m. shall be deemed received the following business day.

        3.4    Accuracy of Statements.    Each statement of account by Lender delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate and shall constitute an account stated between Borrower and Lender unless thereafter waived in writing by Lender, in Lender's discretion. Any objection to the statement that Borrower may have must be delivered to Lender, by registered or certified mail, within thirty (30) days after Borrower's receipt of said statement.

4.    Term and Prepayment

        4.1    Term.    This Loan Agreement shall be in effect until the indefeasible payment in full to Lender of all of Borrower's Liabilities.

        4.2    Prepayment.    Borrower has the right to right to prepay its Liabilities under this Agreement and the Other Agreements in whole but not in part, and only under the following terms and conditions:

    (a)
    Borrower shall give Lender ten (10) days' prior written notice of its intent to prepay its Liabilities; and

    (b)
    Prepayment shall be in the full amount of principal, earned but unpaid interest accrued to the date of prepayment, any outstanding fees, and the amount of costs or other reimbursements (including any indemnities) owing to Lender (in the aggregate, the "Prepayment Amount").

    (c)
    In addition to the above Prepayment Amount, Borrower shall pay the following premium:

    (i)
    If the prepayment is made in the first twelve (12) months after the date of the first scheduled principal plus interest payment, a premium of one percent (1%) of the outstanding principal amount of all the notes being prepaid;

    (ii)
    If the prepayment is made after the end of the twelfth (12th) month and before the end of the twenty-fourth (24th) month after the date of the first scheduled principal plus interest payment, a premium of one half of one percent (.5%) of the outstanding principal amount of all the notes being prepaid; and

    (iii)
    If the prepayment is made after the end of the twenty-fourth (24th) month and before the end of the thirty-sixth (36th) month after the date of the first scheduled principal plus interest payment, there shall be no premium on the outstanding principal amount of all the notes being prepaid.

5.    Collateral and Security

        5.1    Grant of Security Interest.    To further secure to Lender the prompt full and faithful payment and performance of Borrower's Liabilities and the prompt, full and complete performance by Borrower of each of its covenants and duties under this Agreement and the Other Agreements, Borrower grants to Lender, a valid, first priority continuing security interest in and lien upon all of the following, wherever located (excluding fixed assets located at Borrower location(s) in China), whether (1) now owned or (2) hereafter acquired through December 31, 2005 (including replacements acquired after December 31, 2005):

    All fixed assets of Borrower, including manufacturing equipment, fixtures, equipment, leasehold improvements, lab equipment of any type, office equipment, computer equipment, and other fixed assets as may be defined in accordance with generally accepted accounting principles, as further identified on Schedule II hereto which shall be updated monthly by Borrower to add additional fixed asset acquisitions through December 31, 2005; and

To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located and all products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing and all books and records with respect thereto (all of the foregoing personal property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Notwithstanding anything herein contained or construed to the contrary, Borrower is not granting to Lender, and Lender is not receiving from Borrower, any grant of a security interest in any of Borrower's now owned or hereafter acquired Intellectual Property or software; provided, however, that software, firmware and operating systems that cannot be removed from the Collateral without rendering the Collateral inoperable shall be deemed to be part of the "Collateral" unless such construction is prohibited by or inconsistent with any relevant license or other agreement respecting such software, firmware or operating system, and Lender shall have no rights with respect to the Intellectual Property rights in any of the aforementioned Collateral to the extent prohibited by or inconsistent with any such license or other agreement regarding such Intellectual Property rights. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral.

        5.2    Further Assurances.    Borrower shall execute and/or deliver to Lender, at any time and from time to time hereafter at the request of Lender, all agreements, instruments, UCC financing statements (or other required perfection instruments), documents and other written matter (hereinafter individually and/or collectively, referred to as "Additional Documentation") that Lender reasonably may request, in a form and substance acceptable to Lender, to perfect and maintain Lender's perfected security interest in the Collateral and to consummate the transactions contemplated in or by this Loan Agreement and the Other Agreements. Borrower, irrevocably, (a) hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) to sign the name of Borrower on the Additional Documentation and to deliver the Additional Documentation to such Persons as Lender, in its sole and absolute discretion, may elect, (b) authorizes completion and filing of any such Additional Documentation by Lender or its agents, whether paper or electronic, (c) hereby ratifies and confirms the completion and filing of Additional Documentation by Lender or its agent, paper or electronic, occurring prior to the date hereof, and (d) declares that Borrower has the present intention to authenticate and process any such Additional Documentation, whether paper or electronic, and whether or not completed and filed by Lender or its agents before or after the date hereof.

        5.3    Inspection of Collateral.    Lender (by any of its officers, employees and/or agents) shall have the right, at any time or times during Borrower's usual business hours and following reasonable advance notice to Borrower (however no notice shall be required if an Event of Default has occurred), to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other and all financial records and matter whether or not relating to the Collateral. After an Event of Default, all reasonable costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with such inspection and/or verification shall be payable by Borrower to Lender. Borrower agrees to use its best efforts to cause its employees and agents to cooperate with Lender in all inspections.

        5.4    Disposition of Collateral.    Unless otherwise agreed in writing by Lender, all proceeds arising from the disposition of any Collateral by Borrower shall be delivered to Lender within one Business Day after receipt by Borrower, in their original form, duly endorsed to Lender, to be applied to Borrower's Liabilities in such order as Lender shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lender. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Loan Agreement.

        5.5    Third Party Claims.    Lender, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Loan Agreement or the Other Agreements or any Event of Default, may (but shall be under no obligation) at any time or times hereafter, to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Lender in respect thereof and all reasonable costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Lender on account thereof shall be payable by Borrower to Lender.

        5.6    Insurance.    Borrower shall at all times throughout the term of this Agreement and any extension hereof procure and maintain at its own expense the following minimum insurance coverages which shall be provided by insurance carriers with an AM Best rating of A, Class X or as otherwise acceptable to Lender and with such deductibles and exclusions as approved by Lender: (1) All risk property damage insurance covering the Collateral which shall include but not be limited to fire and extended coverage and where applicable mechanical breakdown and electrical malfunction, and which shall be written in amount not less than the greater of (x) the outstanding loan balance or (y) the current replacement cost; and, (2) Commercial general liability insurance which may include excess liability insurance written on occurrence basis with a limit of not less than $3,000,000; and, (3) Workers' compensation insurance in accordance with statutory limits and employers' liability coverage which may include excess liability in an amount not less than $3,000,000.

        Any insurance carried and maintained in accordance with this Agreement by Borrower shall be endorsed to provide that: (i) Lender shall be additional insured and loss payee with respect to the property insurance described in subsection (1) of the prior paragraph (and such insurance shall provide that the interest of Lender shall not be invalidated by any act or neglect of Lender, Borrower or other person), and Lender shall be an additional insured with respect to the liability insurance described in subsection (2) of the prior paragraph; and, (ii) The insurers thereunder waive all rights of subrogation against Lender, any right of setoff and counterclaim and any other right to deduction due to outstanding premiums, whether by attachment or otherwise; and, (iii) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Lender; and, (iv) Inasmuch as such policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured; and, (v) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interests of Lender, such cancellation or change shall not be effective as to Lender until thirty (30) days after receipt by Lender of written notice sent by registered mail from such insurer of such cancellation or change; providing, however, that such thirty (30) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums. Borrower, irrevocably, appoints Lender as Borrower's true and lawful attorney (and agent-in fact) for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies, and such appointment will be immediately effective upon the occurrence of an Event of Default hereunder.

        On or before the funding by Lender hereunder of each Funding Request, and at each policy anniversary date, Borrower shall arrange to furnish Lender with appropriate Certificates of Insurance. Such Certificates of Insurance shall be executed by each insurer or by an authorized representative of each insurer, and shall identify insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements (i) through (v) above.

        In case of the failure to procure or maintain such insurance, Lender shall have the right, but not the obligation, to obtain such insurance and any premium paid by Lender shall be immediately due and payable by Borrower to Lender. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Borrower pursuant to any other Sections or provisions of this Agreement.

        5.7    Charges on Collateral.    Borrower shall not permit any Charges to arise, or to remain, and Borrower shall pay promptly when due, and discharge, all Charges, except for charges that are Permitted Liens. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges, Borrower shall so advise Lender thereof in writing. Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or Event of Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any reasonable expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender with five days following demand, or in Event of Default then upon demand.

6.    Warranties and Representations

        6.1    Borrower Representations.    Borrower warrants and represents to Lender, as of the date hereof and as of the date of any Loan made hereunder, that:

    (a)
    Borrower is and at all times hereafter shall be a Person having that legal name and organizational structure as set forth above, duly organized and existing and in good standing under the laws of the state of its organization as set forth above and qualified or licensed to do business in all other states in which the laws require Borrower to be so qualified and/or licensed;

    (b)
    Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Loan Agreement and the Other Agreements and the execution, delivery and/or performance by Borrower of this Loan Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's organizational documents or contained in any material agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may become bound;

    (c)
    Except as disclosed to Lender in writing, there are no actions or proceedings which are pending, or to its knowledge threatened, against Borrower, nor is Borrower a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order, which might result in any material and adverse change in its financial condition or materially affect its assets or the Collateral, nor is Borrower in default with respect to any indenture, security agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

    (d)
    Borrower has and is in good standing with respect to all licenses, patents, copyrights, trademarks, trade names governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it;

    (e)
    The Financials fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower as of their respective dates and have been prepared in accordance with generally accepted accounting principles (or, with regard to Financials prepared prior to December 31, 2004, have been prepared in accordance with commercially reasonable accounting principles), consistently applied, and there has been no material adverse change in the assets, liabilities or financial condition of Borrower since the date of the Financials.

    (f)
    As to the Equipment and Collateral, (i) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral and the Equipment described and/or listed on any certificate or schedule relating to Equipment delivered to Lender, free and clear of all liens, claims, security interests and encumbrances except those of Lender (and except for Permitted Liens); (ii) the Equipment and Collateral shall be kept and/or maintained solely at the addresses identified in writing to Lender; (iii) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including without limitation, vendor invoices and proofs of payment thereof, certificates of title to and applications for title to, any of the Equipment and Collateral; (iv) Borrower shall keep and maintain the Equipment and Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved; and (v) Borrower shall not permit any such items to become a fixture to real estate or accession to other personal property.

    (g)
    As to Lender's security interest, (i) Lender's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority except for Permitted Liens; (ii) the offices and/or locations where Borrower keeps the Collateral and Borrower's books and records concerning the Collateral are at the locations identified to Lender in writing and Borrower shall not remove such books and records and/or the Collateral therefrom to any other location unless Borrower gives Lender written notice thereof at least thirty (30) days prior thereto and the same is within the contiguous forty-eight (48) states of the United States of America; and (iii) the addresses identified to Lender in writing as Borrower's chief executive office and principal place(s) of business are Borrower's sole offices and place(s) of business, and Borrower, by written notice delivered to Lender at least thirty (30) days prior thereto, shall advise Lender of any change thereto.

    (h)
    Borrower's activities in China are not connected with or in any manner related to the design, development, production, stockpiling, or use of chemical or biological weapons.

7.    Affirmative and Negative Covenants

        7.1    Negative Covenants.    Borrower covenants with Lender that Borrower shall not: (a) except for Permitted Liens, grant a security interest in, assign, sell or transfer any of the Collateral to any person or permit, grant, or suffer or permit a lien, claim or encumbrance upon any of the Collateral, except the sale of obsolete or unneeded Equipment in the ordinary course of business, upon Lender's prior written consent and with the payment to Lender of any and all proceeds of such disposition if such Equipment was included on any Schedule A to any Funding Request; (b) permit or suffer any levy, attachment, restraint or Charges to attach to or affect any of the Collateral; (c) permit or suffer any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any of the Collateral; (d) merge or consolidate with or acquire any Person except in a transaction in which (i) the Borrower is the surviving Person and the current shareholders of the Borrower hold at least 51% of all capital stock of the surviving Person or (ii) the Borrower is not the surviving corporation but the surviving corporation or its parent has a tangible net worth of not less than $50,000,000 and a total debt-to-tangible net worth of not more than 3:1, and the surviving corporation agrees to assume the obligations under this Agreement; (e) enter into any transaction not in the ordinary course of its business, or make any material change in Borrower's financial condition, internal organization or senior management or in any of its business objectives, purposes and operations, which materially and adversely affects the Collateral or Borrower's ability to repay Borrower's Liabilities or any other of Borrower's debt; and (f) without thirty (30) days' prior written notice to Lender, make any change in its legal name or state of formation or organization.

        7.2    Covenants regarding Financial Statements.    Borrower shall cause to be furnished to Lender, (i) the audited fiscal year end financial statements of Borrower no later than 120 days after the related fiscal year end (except for fiscal year ending December 31, 2004, Borrower shall furnish the audited financial statements no later than 225 days after fiscal year ending December 31, 2004), (ii) the internally prepared monthly financial statements of Borrower (and of any guarantor), certified by Borrower's (or such guarantor's) chief financial officer, no later than 30 days after the related month end, each containing a profit and loss statement, balance sheet and statement of cash flows, (iii) summary monthly bank statements, no later than 30 days after the related month end, reflecting month-end cash balances, (iv) a monthly Compliance and Disclosure Certificate, substantially in the form of Exhibit A attached hereto and made a part hereof, and (v) such other financial statements of Borrower as Lender may reasonably require, including such other financial and operating performance data as is provided to its outside investors or commercial lenders and, if applicable, required to be provided to shareholders by the Securities and Exchange Commission. Each financial statement to be furnished to Lender must be prepared in accordance with generally accepted accounting principles, consistently applied. Borrower also agrees to promptly provide to Lender such other data and information (financial and otherwise) at any time and from time to time relating to any material adverse change in or related to the Collateral or to Borrower's credit standing, financial condition, management and/or business prospects. Financial statements may be delivered via electronic mail to the Lender.

        7.3    Indemnification and Liability.    Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Lender may sustain or incur based upon or arising out of the Collateral, any of Borrower's Liabilities, any relationship or agreement between Lender and Borrower, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or Borrower's Liabilities (except any such actual damage amounts sustained or incurred by Borrower as the result of the gross negligence or willful misconduct of Lender). Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available

Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

8.    Default

        8.1    Events of Default.    The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this Agreement, and upon an Event of Default, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be due and payable, forthwith: (a) if Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable after giving effect to any applicable grace period; (b) if any material statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct; (c) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in the Other Agreements, which is required to be performed, kept or observed by Borrower, other than the payment of Borrower's Liabilities, and the same is not cured within twenty (20) days after written notice thereof from Lender to Borrower; (d) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (e) if Borrower shall suffer a material adverse change in its senior management team (defined as the departure or termination from employment of Borrower of two or more of the person or persons in the functional equivalent of the Chief Executive Officer, Chief Financial Officer, Chief Technical Officer, and/or Chief Marketing Officer positions, if said person or persons are not replaced within six months [or longer period if requested in writing by Borrower and approved by Secured Party, such approval not to be unreasonably withheld] with a person or persons of similar business acumen or business experience) and as a result therof Lender in good faith deems itself to be insecure; (f) if Borrower shall suffer a material adverse change in its financial condition (provided that the continued incurrence of losses and cash burn shall not be deemed a material adverse change in Borrower's financial condition) and as a result thereof Lender in good faith deems itself to be insecure; (g) if a petition under any section or chapter of the Bankruptcy Act or any similar law or regulation shall be filed by or against Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (h) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (i) if an application is made by Borrower or any Person for the appointment of a receiver, trustee or custodian for the Collateral or any other of Borrower's assets; (j) if a notice of lien, levy, assessment or other Charges are filed of record with respect to all or any of Borrower's assets by any Person; (k) if Borrower merges or consolidates with or acquires any Person except in a transaction in which the Borrower is the surviving Person and the current shareholders of the Borrower hold at least 51% of all capital stock of the surviving Person; or (l) if Borrower is in default in the payment of any of Borrower's debt to the Lender under any Other Agreement or to any Person other than Lender and such default is not cured within the time, if any, specified therefor in any agreement governing the same.

        8.2    Lender's Rights and Remedies.    Upon an Event of Default, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be accelerated and shall be due and payable forthwith, and Lender may, in its sole and absolute discretion: (a) exercise any one or more of the rights and remedies accruing to a Lender under the Uniform Commercial Code or other applicable law of the relevant state or states or other applicable jurisdiction, and in equity, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, including under this Loan Agreement and the Other Agreements; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Lender therefor seize and remove the Collateral (and copies of Borrower's books and records relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral; (c) sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts at one or more public or private sales for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale(s) only when such proceeds are actually received by Lender; and (d) require the Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower. Interest shall be payable on all of Borrower's Liabilities hereunder from the date of the Event of Default until the earlier of (i) the date payment in full is received by Lender or (ii) a curable Event of Default has been cured, at one and one-half percent (1 1/2%) per month or the highest rate permitted by law, whichever is less. All of Lender's rights and remedies under this Loan Agreement and the Other Agreements are cumulative and non-exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. Lender agrees to give notice of any sale to Borrower at least ten days prior to any public sale or at least ten days before the time after which any private sale may be held. Borrower agrees that Lender may if Lender deems it reasonable, postpone or adjourn any such sale from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights against prior parties to the Collateral.

        8.3    Power of Attorney.    Upon the occurrence and for the period during the continuance of any Event of Default, without limiting Lender's other rights and remedies, Borrower grants to Lender an irrevocable power of attorney coupled with an interest (in addition to such other powers of attorney granted to Lender elsewhere in this Loan Agreement), authorizing and permitting Lender at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, execute on behalf of Borrower any Additional Documentation, or such other instruments or documents as may be reasonably necessary in order to exercise a right of Borrower or Lender, including but not limited to the execution of any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's or other lien, or assignment or satisfaction of mechanic's or other lien, or to take control in any legally permissible manner of any cash or non-cash proceeds of Collateral and take any action or pay any sum required of Borrower pursuant to this Loan Agreement and any Other Agreement. In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Loan Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.

9.    General Provisions

        9.1    Notices.    All notices, demands or other communications required or permitted to be given or delivered under or by reason of the provisions hereof shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent via facsimile transmission, (iii) the next business day after having been sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) four business days after having been mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties hereunder at their respective addresses and transmission numbers indicated on the signature page hereof, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        9.2    Severability.    Should any provision of this Loan Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Loan Agreement, which shall continue in full force and effect.

        9.3    Integration: Modification.    This Loan Agreement, the Other Agreements and such other written agreements, documents and instruments as may be executed in connection herewith or pursuant hereto are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Loan Agreement and the Other Agreements. There are no oral understandings, representations or agreements between the parties which are not set forth in this Loan Agreement or the Other Agreements or in other written instruments, documents or agreements signed by the parties in connection herewith. If any provision contained in this Loan Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Loan Agreement shall govern and control, it being the intent of the parties, however, that the terms of each of the Loan Agreement and the Other Agreements shall be remain in full force and effect. This Loan Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender.

        9.4    Time of Essence.    Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

        9.5    Attorneys Fees and Other Costs.    Borrower shall reimburse Lender for all reasonable out of pocket costs and expenses, including but not limited to reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Lender, pursuant to, or in connection with, or relating to this Loan Agreement, including, but not limited to preparing this Loan Agreement and all related documents; seeking to enforce any of its rights hereunder against Borrower or the Collateral, including in bankruptcy; enforcing Lender's security interest in the Collateral, and representing Lender in all such matters. In any action predicated on a breach of this Loan Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including without limitation court costs and reasonable attorneys' fees. Borrower shall also pay Lender's standard charges for returned checks in effect from time to time. The $5,000.00 earnest money deposit made by Borrower to Lender, receipt of which is acknowledged, shall be retained in full by Lender for costs and fees incurred prior to the date of the first advance under this Loan Agreement.

        9.6    Benefit of Agreement: Assignment.    The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Loan Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Loan Agreement, or the Other Agreements, or of any portion thereof, including without limitation Lender's rights, titles, interests, remedies, powers and/or duties.

        9.7    Joint and Several Liability.    If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

        9.8    Paragraph Headings.    Paragraph headings are only used in this Loan Agreement for convenience. The term "including", whenever used in this Loan Agreement, shall mean "including but not limited to". This Loan Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Loan Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

        9.9    Interest Laws.    Notwithstanding any provision to the contrary contained in this Agreement or any Other Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder or under any Other Agreement shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein or in any Other Agreement shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.

        9.10    No Implied Waivers.    Lender's failure at any time or times hereafter to exercise any rights or remedies or to require strict performance by Borrower of any provision of this Loan Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith and all rights and remedies shall continue in full force and effect until all of Borrower's Liabilities have been fully and indefeasibly paid and performed. Any suspension or waiver by Lender of an Event of Default by Borrower under this Loan Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Loan Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. Any waiver by Lender of any Event of Default or of any of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Loan Agreement or the Other Agreements shall be effective unless specifically waived by an instrument in writing signed by an officer of Lender.

        9.11    Acceptance by Lender.    This Loan Agreement become effective upon acceptance by Lender, in writing, at its principal place of business in as set forth above. If so accepted by Lender, this Loan Agreement and the Other Agreements shall be deemed to have been made at said place of business.

        9.12    LAW AND VENUE.    THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. BORROWER CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER OR TO ASSERT THAT ANY ACTION INSTITUTED BY LENDER OR BORROWER IN SUCH COURT IS AN IMPROPER VENUE OR SUCH ACTION SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.

        9.13    WAIVER OF TRIAL BY JURY.    BORROWER AND LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS LOAN AGREEMENT WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Signature Page Follows:

        In Witness Whereof, this Loan and Security Agreement has been duly executed as of the day and year first above written.

Borrower: A123 Systems, Inc.		Accepted By:
By:	/s/ Michael Rubino	Lender: Heller Financial Leasing, Inc.

Title:	CFO	By:	/s/ Mark King

Attest:	/s/ Deborah Giampa	Title:	Sr. Vice President

Address for		Address for
notices:	One Kingsbury Avenue Watertown, MA 02472	Notices:	500 West Monroe Chicago, IL 60661 Attention: GE Technology Lending
Facsimile:		Facsimile: 312-441-7715

EXHIBIT A

Officer's Compliance and Disclosure Certificate
(attachment to monthly financial reports)

        Reference is hereby made to that certain Loan and Security Agreement No.              (together with all instruments, documents and agreements entered into in connection therewith, the "Revolver Documents") by and between Heller Financial Leasing, Inc., ("Lender") and A123 Systems,  Inc. ("Borrower"). The undersigned, Michael Rubino, hereby certifies to Lender that he/she is the duly elected and acting Secretary of Borrower and, in that capacity, certifies to Lender that:

  (i)
  FINANCIAL STATEMENTS—General.    The attached financial statements fairly reflect the financial condition of Borrower in all material respects as of the respective dates of such financial statements, with accounting principles applied in a consistent manner, except as disclosed on the attached Schedule of Financial Statement Exceptions (if none, so state on said Schedule);

  (ii)
  FINANCIAL STATEMENTS—Off-Balance Sheet.    All material financial obligations and contingent obligations of Borrower not otherwise listed and itemized on the attached financial statements, are disclosed on the attached Schedule of Financial Statement Exceptions, including but not limited to material off-balance sheet leasing obligations, and guarantees of financial obligations of Borrower's affiliates, subsidiaries, officers and related parties (if none, so state on said Schedule);

  (iii)
  FINANCIAL STATEMENTS—Related Party Transactions.    All material related party transactions, including but not limited to loans due to/from officers or employees, receivables or payables due to/from Borrower's affiliates, subsidiaries, or other related parties, are disclosed on the attached Schedule of Financial Statement Exceptions (if none, so state on said Schedule);

  (iv)
  COMPLIANCE WITH APPLICABLE LAW.    Except as noted on the attached Schedule of Compliance Issues, there are no material events, to the knowledge of Borrower, whereby Borrower or Borrower's employees, affiliates, subsidiaries or other related parties are acting or conducting business contrary to applicable local, state, or national laws in the country or countries in which said parties are conducting business; and

  (v)
  LITIGATION.    There are no actions, suits or proceedings pending or, to the knowledge of the Borrower and the undersigned, threatened against or affecting the Borrower in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect (separately or in the aggregate) on the ability of the Borrower to perform its obligations under the any of Revolver Documents. Borrower is involved in such litigation and other disputes as are listed on the attached Schedule of Compliance Issues (if none, so state on said Schedule).

        The undersigned has executed this certificate, in the capacity described above, as of Secretary 7/24/05.

Signature:	/s/ MICHAEL RUBINO

By (printed name and title):	Michael Rubino, CFO

A123 SYSTEMS, INC.

SCHEDULE OF FINANCIAL STATEMENT EXCEPTIONS

Category of Disclosure	Financial Date	Comments (if none, state "none")
General Exceptions:
Off-Balance Sheet:
Related Party Transactions:
Loans to shareholders:

  Secured Promissory Note for $129,195 issued by David Vieau, in connection with the purchase of an aggregate of 1,305,000 shares of Common Stock of the Company pursuant to a Restricted Stock Agreement, to the Company, dated April 18, 2002.

  Secured Promissory Note for $11,880 issued by Tony Gozdz to the Company, dated May 22, 2002 in connection with the purchase of shares of Common Stock of the Company pursuant to a Restricted Stock Agreement dated May 22, 2002.

  Both loans are secured via a collateral assignment and pledge agreement.

SCHEDULE OF COMPLIANCE ISSUES

Parties Involved	Date of filing/incident	Nature of Dispute or Issue (if none, state "none")
Compliance Issues:
Litigation Issues:

Signatory Initials:	/s/ MR	Date:	2/24/05

QuickLinks

  Exhibit 10.21
EXHIBIT A